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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this proxy statement/prospectus of our report dated October 25, 1996, on our audit of the financial statements of Unidata, Inc. and Subsidiaries. We also consent to the reference to our firm under the caption "Experts".

                                          PRICEWATERHOUSECOOPERS LLP

Denver, CO
March 2, 1999